Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2010, with respect to the consolidated financial statements of Connors Bros. Holdings, L.P. included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-166998) and related Prospectus of Bumble Bee Capital Corp., Bumble Bee Foods, LLC and Connors Bros. Clover Leaf Seafoods Company.

/s/ Ernst & Young LLP

San Diego, California

July 30, 2010